Exhibit 99.1

Extraction Oil & Gas, Inc. Announces Second-Quarter 2019 Results

DENVER - August 1, 2019 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the second quarter of 2019.

Second-Quarter 2019 Highlights

•	Average net sales volumes of 82,856 barrels of oil equivalent per day (BOE/d), including 40,113 barrels per day (Bbl/d) of crude oil;

•
Net income of $43.4 million, or $0.22 per basic and diluted share, driven by a gain on commodity derivatives of $73.5 million. This compared to net income of $8.8 million, or $0.03 per basic and diluted share[1], for the same period in 2018. Adjusted EBITDAX, Unhedged[2] was $153.1 million and Adjusted EBITDAX was $129.3 million;

•	Completed entirety of previously announced share repurchase program; acquiring in total 38.2 million shares for $163.2 million, resulting in a 22% reduction in shares outstanding; and

•	Successfully entered into a large-scale operator agreement with the City of Aurora in the Hawkeye area.

"Extraction demonstrated its ability to effectively navigate the regulatory environment in post-SB181 Colorado by successfully entering into an operator agreement in our Hawkeye area. This agreement gives us the necessary local government approvals covering over 65 locations with an average lateral length of over two miles," said Extraction Oil & Gas President and Acting CEO Matt Owens. “Both our upstream and midstream operations continued as planned during the second quarter as we work to get ready for our upcoming production ramp in the back half of this year. We expect Elevation’s Badger gathering facility to begin moving production volumes near the end of the third quarter and for Rocky Mountain Midstream to begin processing gas from East Greeley before the end of October."

"In addition to Extraction's dedicated midstream projects, DCP's Plant 11 is already processing incremental volumes, while RimRock Energy Partners' gas plant is expected to be operational in the middle of August. Rocky Mountain Midstream's next gas plant also remains on schedule for a September startup. These midstream projects coupled with upcoming NGL takeaway expansions out of the DJ Basin are expected to further enhance Extraction's midstream diversity and redundancy."

1 For further information on the earnings per share, refer to the Condensed Consolidated Statement of Operations, included herein
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged” included herein.

Financial Results

For the second quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $222.1 million, as compared to $260.2 million during the same period in 2018, representing a decrease of 15%, driven primarily by lower crude oil, natural gas and NGL prices. Revenue was approximately flat sequentially, primarily driven by similar levels of production.

Extraction continued to see modestly wider crude oil differentials during the second quarter due to increased quality deducts at Cushing. This continues to be driven by increased supplies of light crude oil into Cushing from the Permian Basin and other shale plays. The Company expects its differentials to normalize in the second half of 2019 as new pipelines such as the EPIC Crude Oil Pipeline and Plains All American’s Cactus II System come online thereby reducing the oversupply situation in Cushing.

Extraction reported net income of $43.4 million, or $0.22 per basic and diluted share for the second quarter, driven primarily by a $73.5 million gain on commodity derivatives. This compared to a net income of $8.8 million for the same period in 2018. Adjusted EBITDAX, Unhedged was $153.1 million for the second quarter, down 19% year-over-year and down 3% sequentially. Adjusted EBITDAX was $129.3 million for the second quarter, down 16% year-over-year and down 6% sequentially. Please read “Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged”, included herein.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three and six months ended June 30, 2019 and 2018, respectively:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Sales (MBoe)(1):	7,540	6,694	14,776	12,893
Oil sales (MBbl)	3,650	3,531	7,233	6,776
Natural gas sales (MMcf)	15,055	11,370	29,015	21,774
NGL sales (MBbl)	1,380	1,268	2,707	2,488
Sales (BOE/d)(1):	82,856	73,563	81,635	71,231
Oil sales (Bbl/d)	40,113	38,804	39,962	37,436
Natural gas sales (Mcf/d)	165,445	124,941	160,302	120,297
NGL sales (Bbl/d)	15,168	13,935	14,956	13,746
Average sales prices(2):
Oil sales (per Bbl)	$50.72	$60.46	$48.46	$58.11
Oil sales with derivative settlements (per Bbl)	43.83	48.89	42.87	47.28
Differential ($/Bbl) to Average NYMEX WTI	(9.19)	(7.45)	(8.99)	(7.35)
Natural gas sales (per Mcf)	1.44	1.74	1.98	2.02
Natural gas sales with derivative settlements (per Mcf)	1.53	2.19	1.88	2.53
Differential ($/Mcf) to Average NYMEX Henry Hub	(1.32)	(1.37)	(0.98)	(1.10)
NGL sales (per Bbl)	11.04	21.22	13.24	21.21
Average price per BOE	29.45	38.87	30.05	38.04
Average price per BOE with derivative settlements	26.30	33.53	27.09	33.22
Expense per BOE:
Lease operating expenses	$3.13	$3.10	$3.08	$3.22
Transportation and gathering	1.57	1.49	1.50	1.36
General and administrative expenses	4.08	5.11	3.95	5.06
Cash general and administrative expenses	2.10	2.46	2.06	2.46
Stock-based compensation	1.98	2.65	1.89	2.60

Production taxes as a % of Revenue	8.4%	9.4%	8.3%	9.1%

(1)
One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

Operational Results

Second quarter crude oil volumes of 40,113 Bbl/d increased 3% year-over-year and increased 1% sequentially. Second quarter average net sales volumes were 82,856 BOE/d, an increase of 13% year-over-year and an increase of 3% sequentially. This relatively flat sequential total equivalent and crude oil production was consistent with Extraction's plan and driven primarily by planned midstream outages for gas plant maintenance. Crude oil accounted for approximately 83% of the Company’s total revenues recorded during the second quarter.

Extraction’s second-quarter 2019 aggregate drilling, completion, and leasehold capital expenditures totaled $223 million, of which $210 million was for D&C. This excludes the impact of a decrease in outstanding elections of $13 million. In addition, Elevation Midstream, our wholly owned midstream subsidiary, incurred $69 million of capital expenditures during the quarter.

During the second quarter, Extraction drilled 33 gross (27 net) wells with an average lateral length of approximately 9,400 feet, completed 36 gross (31 net) wells with an average lateral length of approximately 10,100 feet and turned to sales 36 gross (32 net) wells with an average lateral length of approximately 6,800 feet.

Update on Common Stock and Senior Note Repurchases

During the second quarter, Extraction repurchased 25.2 million shares of its common stock for $100.0 million, bringing the total number of shares repurchased under its previously announced common stock repurchase program to 38.2 million shares for $163.2 million, which fulfilled the Company's previously announced repurchase program.

Extraction also repurchased $14 million of nominal value senior notes for $11 million during the second quarter of 2019, which represents a 23% discount to par value. To-date, the Company has repurchased $50 million of nominal value senior notes for $39 million, which represents a 21% discount to par value. Extraction has $50 million remaining on its previously announced $100 million senior notes repurchase program.

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

Second-Quarter 2019 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time and enter confirmation number 8949419 when prompted.

Date:	Thursday, August 1, 2019
Time:	4:30 PM EDT / 2:30 PM MDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	8949419

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$35,907	$234,986
Accounts receivable	121,660	132,920
Inventory and prepaid expenses	18,081	26,816
Commodity derivative asset	11,959	48,907
Assets held for sale	—	21,008
Total Current Assets	187,607	464,637
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	5,062,190	4,670,229
Less: accumulated depletion, depreciation and amortization	(1,388,727)	(1,152,590)
Net oil and gas properties	3,673,463	3,517,639
Gathering systems and facilities	241,939	114,469
Other property and equipment, net of accumulated depreciation	64,882	39,849
Net Property and Equipment	3,980,284	3,671,957
Non-Current Assets:
Commodity derivative asset	27,671	8,432
Other non-current assets	56,987	21,001
Total Non-Current Assets	84,658	29,433
Total Assets	$4,252,549	$4,166,027
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$280,470	$186,218
Revenue and production taxes payable	215,274	174,860
Commodity derivative liability	3,541	196
Accrued interest payable	19,647	22,249
Asset retirement obligations	17,528	15,729
Liabilities related to assets held for sale	—	3,146
Total Current Liabilities	536,460	402,398
Non-Current Liabilities:
Credit facility	480,000	285,000
Senior Notes, net of unamortized debt issuance costs	1,084,667	1,132,659
Deferred tax liability	95,276	109,176
Commodity derivative liability	134	—
Other non-current liabilities	142,102	177,741
Total Non-Current Liabilities	1,802,179	1,704,576

Total Liabilities	2,338,639	2,106,974
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	167,601	164,367
Total Stockholders' Equity	$1,746,309	$1,894,686
Total Liabilities and Stockholders' Equity	$4,252,549	$4,166,027

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Oil sales	$185,125	$213,481	$350,549	$393,744
Natural gas sales	21,692	19,807	57,584	43,888
NGL sales	15,240	26,908	35,841	52,779
Total Revenues	222,057	260,196	443,974	490,411
Operating Expenses:
Lease operating expenses	23,608	20,774	45,465	41,477
Transportation and gathering	11,854	9,959	22,219	17,498
Production taxes	18,580	24,389	36,709	44,712
Exploration expenses	13,287	3,021	19,481	10,288
Depletion, depreciation, amortization and accretion	118,368	106,774	237,138	202,981
Impairment of long lived assets	2,985	128	11,233	128
Gain on sale of property and equipment	(97)	(59,902)	(319)	(59,902)
General and administrative expenses	30,740	34,231	58,392	65,200
Total Operating Expenses	219,325	139,374	430,318	322,382
Operating Income	2,732	120,822	13,656	168,029
Other Income (Expense):
Commodity derivatives gain (loss)	73,519	(89,511)	(48,572)	(139,839)
Interest expense	(18,558)	(19,202)	(31,566)	(82,504)
Other income	851	939	1,994	1,267
Total Other Income (Expense)	55,812	(107,774)	(78,144)	(221,076)
Income (Loss) Before Income Taxes	58,544	13,048	(64,488)	(53,047)
Income tax (expense) benefit	(15,100)	(4,200)	13,900	9,900
Net Income (Loss)	$43,444	$8,848	$(50,588)	$(43,147)
Income (Loss) Per Common Share(1)
Basic and diluted	$0.22	$0.03	$(0.41)	$(0.29)
Weighted Average Common Shares Outstanding
Basic and diluted	159,410	175,762	165,025	174,992

(1)
For further information, see the reconciliation of Net Income (Loss) attributable to common shareholders in Note 10 of our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2019 and 2018.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$43,444	$8,848	$(50,588)	$(43,147)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	118,368	106,774	237,138	202,981
Abandonment and impairment of unproved properties	11,100	1,999	14,993	5,922
Impairment of long lived assets	2,985	128	11,233	128
Gain on sale of property and equipment	(97)	(59,902)	(319)	(59,902)
Gain on repurchase of 2026 Senior Notes	(3,169)	—	(10,486)	—
Amortization of debt issuance costs	1,328	926	2,826	11,368
Non-cash lease expense	2,572	—	5,058	—
Deferred rent	—	(505)	—	280
(Gain) loss on commodity derivatives, including settlements and premiums paid	(94,751)	52,371	23,802	68,289
Earnings in unconsolidated subsidiaries	(238)	(704)	(576)	(1,043)
Distributions from unconsolidated subsidiaries	239	287	1,990	626
Make-whole premium expense on 2021 Senior Notes	—	—	—	35,600
Deferred income tax expense (benefit)	15,100	4,200	(13,900)	(9,900)
Stock-based compensation	14,937	17,743	27,945	33,464
Changes in current assets and liabilities:
Accounts receivable	(5,525)	18,759	9,364	5,035
Inventory and prepaid expenses	464	(459)	600	(812)
Accounts payable and accrued liabilities	7,665	13,798	(2,973)	(10,248)
Revenue and production taxes payable	(28,427)	3,374	(27,014)	54,879
Accrued interest payable	1,827	3,306	(2,602)	(1,396)
Asset retirement expenditures	(3,489)	(3,107)	(8,047)	(5,034)
Net cash provided by operating activities	84,333	167,836	218,444	287,090
Cash flows from investing activities:
Oil and gas property additions	(126,948)	(261,085)	(314,975)	(519,154)
Sale of property and equipment	3,461	72,345	19,982	72,345
Gathering systems and facilities additions	(66,162)	(10,219)	(115,337)	(16,055)
Other property and equipment additions	(16,948)	(1,395)	(25,161)	(2,712)
Investment in unconsolidated subsidiaries	(10,033)	(293)	(14,962)	(293)
Distributions from unconsolidated subsidiary, return of capital	(239)	(137)	1,209	—
Net cash used in investing activities	(216,869)	(200,784)	(449,244)	(465,869)
Cash flows from financing activities:
Borrowings under credit facility	180,000	185,000	245,000	430,000
Repayments under credit facility	(25,000)	(95,000)	(50,000)	(330,000)
Proceeds from the issuance of 2026 Senior Notes	—	—	—	739,664
Repayments of 2021 Senior Notes	—	—	—	(550,000)
Make-whole premium paid on 2021 Senior Notes	—	—	—	(35,600)
Repurchase of 2026 Senior Notes	(10,865)	—	(39,325)	—
Preferred Unit issuance costs	10	—	—	—
Repurchase of common stock	(84,284)	—	(116,496)	(2,309)
Payment of employee payroll withholding taxes	(128)	(226)	(582)	(2,531)
Dividends on Series A Preferred Stock	(2,722)	(2,722)	(5,443)	(5,443)
Debt and equity issuance costs	(1,339)	(1,218)	(1,433)	(3,521)
Net cash provided by financing activities	55,672	85,834	31,721	240,260
Increase (decrease) in cash, cash equivalents and restricted cash	(76,864)	52,886	(199,079)	61,481
Cash, cash equivalents and restricted cash at beginning of period	112,771	15,363	234,986	6,768
Cash, cash equivalents and restricted cash at end of the period	$35,907	$68,249	$35,907	$68,249

Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$223,527	$197,577	$223,527	$197,577
Cash paid for interest	$20,383	$17,073	$45,648	$41,607
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,637	$1,476	$3,233	$2,914
Preferred Units commitment fees and dividends paid-in-kind	$4,098	$—	$8,073	$—

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDAX:
Net income (loss)	$43,444	$8,848	$(50,588)	$(43,147)
Add back:
Depletion, depreciation, amortization and accretion	118,368	106,774	237,138	202,981
Impairment of long lived assets	2,985	128	11,233	128
Exploration expenses	13,287	3,021	19,481	10,288
Gain on sale of property and equipment	(97)	(59,902)	(319)	(59,902)
(Gain) loss on commodity derivatives	(73,519)	89,511	48,572	139,839
Settlements on commodity derivative instruments	(14,203)	(35,652)	(24,532)	(58,905)
Premiums paid for derivatives that settled during the period	(9,549)	(730)	(19,098)	(3,235)
Stock-based compensation expense	14,937	17,743	27,945	33,464
Amortization of debt issuance costs	1,328	926	2,826	11,368
Make-whole premium on 2021 Senior Notes	—	—	—	35,600
Gain on repurchase of 2026 Senior Notes	(3,169)	—	(10,486)	—
Interest expense	20,399	18,276	39,226	35,536
Income tax expense (benefit)	15,100	4,200	(13,900)	(9,900)
Adjusted EBITDAX	$129,311	$153,143	$267,498	$294,115
Deduct:
Settlements on commodity derivative instruments	(14,203)	(35,652)	(24,532)	(58,905)
Premiums paid for derivatives that settled during the period	(9,549)	(730)	(19,098)	(3,235)
Adjusted EBITDAX, Unhedged	$153,063	$189,525	$311,128	$356,255

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (GAAP). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX and Adjusted EBITDAX, Unhedged as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion (DD&A), impairment of long lived assets, exploration expenses, (gain) loss on sale of property and equipment, gain (loss) on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, make-whole premiums, gain on repurchase of notes, interest expense, income tax expense (benefit) and non-recurring charges.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX,

Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and six months ended June 30, 2019 and 2018 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782